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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 1999
                                                 --------------

                            PS Business Parks, Inc.
                            -----------------------

            (Exact name of registrant as specified in its charter)

       California                     1-10709                95-4300881
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   (State or other juris-           (Commission             (IRS Employer
   diction of incorporation)        File Number)         Identification No.)

   701 Western Avenue, Glendale, California                 91201-2397
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    (Address of principal executive office)                 (Zip Code)

    Registrant's telephone number, including area code    (818) 244-8080
                                                          --------------

                                     N/A
                                     ---

         (Former name or former address, if changed since last report)






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Item 5.  Other Events
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    On May 15, 1998, the Securities and Exchange Commission (the "Commission")
declared effective the Registration Statement on Form S-3 (No. 333-50463) (the "Registration Statement") of PS Business Parks, Inc. (the "Company"), which permits the Company to issue an aggregate of $500,000,000 of preferred stock, depositary shares, equity stock, common stock and warrants. (The prospectus dated May 15, 1998 included in the Registration Statement is referred to as the "Prospectus").

    The Company will be filing with the Commission on April 29, 1999 a supplement to the Prospectus, dated April 28, 1999, relating to the issuance and sale of up to 2,300,000 Depositary Shares Each Representing 1/1,000 of a share of 9 1/4% Cumulative Preferred Stock, Series A, $.01 par value per share (the "Prospectus Supplement"). In connection with the filing of the Prospectus Supplement with the Commission, the Company is filing certain exhibits as part of this Form 8-K. See "Item 7. Financial Statements and Exhibits."

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)  Exhibits.

         Exhibit 1.1 - Underwriting Agreement relating to the Company's
                       Depositary Shares Representing Shares of the Company's 9 1/4% Cumulative Preferred Stock, Series A (the "Preferred Stock").

         Exhibit 3.1 - Certificate of Determination for the Preferred Stock.

         Exhibit 4.1 - Deposit Agreement Relating to the Depositary Shares.

         Exhibit 5.1 - Opinion of David Goldberg as to the validity of the
                       Depositary Shares.

         Exhibit 23.1 - Consent of Ernst & Young LLP.


                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PS BUSINESS PARKS, INC.

                                         By: /s/ SARAH HASS
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                                             Sarah Hass
                                             Vice President

Date: April 28, 1999